LANDRY’S RESTAURANTS, INC. TO PRESENT AT UPCOMING CONFERENCE

Houston, Texas (FEBRUARY 22, 2006)

Landry’s Restaurants, Inc. (NYSE: LNY – News), one of the nation’s largest casual dining, hospitality and entertainment companies, will be presenting at the following conference:

• Wachovia Consumer Growth Conference at Ritz Carlton — Key Biscayne in Florida, held February 21 — 24, 2006. Landry’s Restaurants, Inc. will present at 1:40 PM Eastern time on Thursday, February 23, 2006. The live webcast will be available at the following link: http://www.wsw.com/webcast/wa32/lny/

You may also locate the above listed webcast on the Landry’s Restaurants, Inc. website (www.landrysrestaurants.com), in the Corporate Relations section under Webcasts. The webcast will be available for two weeks following the presentation.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by safe harbors created thereby. Stockholders are cautioned that all forward-looking statements are based largely on the Company’s expectations and involve risks and uncertainties, some of which cannot be predicted or are beyond the Company’s control. A statement containing a projection of revenues, income, earnings per share, same store sales, capital expenditures, or future economic performance are just a few examples of forward-looking statements. Some factors that could realistically cause results to differ materially from those projected in the forward-looking statements include ineffective marketing or promotions, competition, weather, store management turnover, a weak economy, construction at the Golden Nugget properties, negative same store sales, or the Company’s inability to continue its expansion strategy. The Company may not update or revise any forward-looking statements made in this press release.

CONTACT:	Tilman J. Fertitta Chairman, President & CEO (713) 850-1010 www.landrysrestaurants.com	or	Rick H. Liem Sr. Vice President and CFO (713) 850-1010 www.landrysrestaurants.com